                                AMENDED AND RESTATED

                                  LICENSE AGREEMENT


     THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "Agreement") is made upon and shall be effective as of this 28th day of February, 1995, by and between E. KHASHOGGI INDUSTRIES, a California general partnership ("EKI"), and EARTHSHELL CONTAINER CORPORATION, a Delaware corporation ("ECC").

                                      RECITALS:

     A. EKI is the owner of certain technology related to cementitious and inorganically filled containers for the packaging, storing, portioning and dispensing of food or beverages and cementitious and inorganically filled compositions formed in sheets or rolls and which can be converted into food or beverage containers.

     B. EKI is the owner of additional technology which deals with hydraulically settable or inorganically filled compositions and the methods of using and manufacturing such compositions.

     C. EKI is the owner of certain know-how, trade secrets and other proprietary information and data which are related or complementary to such technologies.

     D. Pursuant to the terms of that certain License Agreement, dated February 24, 1993 (the "License Agreement"), EKI has granted ECC an exclusive, worldwide, royalty-bearing license to manufacture, use, sell, sublicense and otherwise commercialize the cementitious and inorganically filled compositions, as well as certain food service disposables which employ or utilize such aforesaid technologies or proprietary information.

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     E.   Pursuant to the terms of the License Agreement, EKI also has granted
ECC a non-exclusive, worldwide license to use certain trademarks owned by EKI in connection with cementitious and inorganically filled sheet products and the food service disposables covered by the license granted hereunder.

     F. EKI and ECC desire further to amend, restate and supersede the License Agreement as set forth herein.


                                      AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual promises and covenants set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend, restate and supersede the License Agreement in its entirety as amended to the date hereof so as to provide as follows:

     1. DEFINITIONS. The capitalized terms used herein shall have the meanings set forth below:

          (a) The term "Affiliate" shall mean, with respect to any given entity (which includes without limitation any company, organization, or person), any other entity directly or indirectly controlling, controlled by, or under direct or indirect common control with such given entity. For purposes of this definition, the ownership of a twenty-five percent (25%) or greater equity interest in an entity shall be deemed control of such entity, and the ownership of less than a twenty-five percent (25%) equity interest in an entity (absent any other exercise of control) shall

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

be deemed not to be control of such entity. Unless indicated to the contrary, the terms "EKI" and "ECC" shall also include their respective Affiliates.

          (b) The term "Moldable Compound Technology" shall mean all of the confidential, secret, or proprietary technology involving inorganically filled composites, including moldable compounds (both foam and non-foam applications), articles manufactured from inorganically filled composites, the compositions and uses of such inorganically filled composites or articles made therefrom, and apparatus and methods for manufacturing same, which are described or claimed in (i) any of the patents or patent applications listed in Exhibit "B" hereto, including without limitation, any continuations, divisionals or continuations-in-part, reissues and extensions thereto, any patents issued therefrom, and (ii) any future patent applications under the Patent Cooperation Treaty, any future European Patent applications, and/or any future national patent applications in or for any country that are based on any of the applications listed in Section B or D of Exhibit "B" hereto, and any patents issued therefrom.

          (c) The term "ALI-ITE-TM- Paper" shall mean any sheet, roll or raw stock product that is capable of being substituted for paper or paper board and other applications, which is manufactured by ECC or a sublicensee pursuant to this Agreement and which utilizes or incorporates, in whole or in part, any portion of the Technology.

          (d) The term "ALI-ITE-TM- Paper Technology" shall mean all of the proprietary technology involving hydraulically settable or inorganically filled sheets, articles made from hydraulically settable or inorganically filled sheets, and apparatus and methods for manufacturing same, which are described or claimed in (i) any of the patents or patent applications listed in Exhibit "C", including without limitation, any continuations, divisionals or continuations-in-part, reissues and extensions thereto, and any patents issued therefrom, and (ii) any future patent applications under the Patent Cooperation Treaty, any future European Patent applications, and/or any future national patent applications in or for any country that are based on any of the applications listed in Sections B or D of Exhibit "C" hereto, and any patents issued therefrom.

          (e) The term "Core Technology" shall mean all of the proprietary technology involving hydraulically settable or inorganically filled compositions which are described or claimed in (i) any of the patents or patent applications listed in Exhibit "A" hereto, including without limitation, any continuations, divisionals or continuations-in-part, reissues and extensions thereto, and any patents issued therefrom, and (ii) any future patent applications under the Patent Cooperation Treaty, any future European Patent applications, and/or any future national patent applications in or for any country that are based on any of the applications listed in Section B or D of Exhibit "A" hereto, and any patents issued therefrom.

          (f) The term "Design Improvement" shall mean any improvement to the physical shape, ornamental design or configuration of Food Service Disposables.

          (g) The term "Food Service Disposables" shall mean any disposable, single use product, container, apparatus, device or equipment for packaging, storing, portioning, serving or dispensing food or beverages intended for consumption within a short period of time (less than twenty four hours), which incorporate in whole or in part any portion of the Technology and, to the extent not otherwise excepted or excluded, are encompassed in those items included within the scope of the Disposal Product Categories set forth in the Clinton Associates 1994 DISTRAK Five study of Disposables Utilization in Food Services Segments (hereinafter referred to as the "DISTRAK V Study"), including all products specifically set forth therein. Any product that has

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

substantially the same shape, composition, mixture and functional properties as a product within the scope of the definition of Food Service Disposables shall be considered within the scope of such definition no matter the manner in which that product is used, unless expressly excepted below. Notwithstanding any other provision of this Agreement, the parties agree that the following items shall not be within the scope of the definition of "Food Service Disposables" or otherwise licensed under this Agreement: (i) sealed containers for the long-term storage of liquids whether for single or multiple portions (E.G., soft drink cans, milk cartons, sealed juice or drink containers), except that single service (E.G., 16 ounces or less) milk-containing cartons shall be within the scope of Food Service Disposables; (ii) boxes or containers for the long-term storage of single or multiple servings of foods or which are designed to extend the shelf life of foods beyond same-day consumption (E.G., dry cereals boxes, egg cartons, prepackaged frozen food containers and packaging, dairy product containers, produce containers, condiment packaging, and meat and deli trays); (iii) aseptic or sealed packaging; (iv) all secondary packaging (e.g., corrugated containers and paper bags); and (v) wrapping products for consumer use. By way of illustration, Exhibit "F" hereto provides a noncomprehensive, noninclusive list of items within the definition of "Food Service Disposables" hereunder and also a noncomprehensive, noninclusive list of items that fall outside the definition of "Food Service Disposables" hereunder. Exhibit "F" hereto shall control in the event of any conflict between it and the DISTRAK V Study. In the event of any disagreement between the parties whether a particular item not listed in Exhibit "F" hereto is within or without the definition of Food Service Disposables, the parties may submit the matter to arbitration pursuant to the provisions of paragraph 29. The parties hereby agree that, if available, Clinton Associates

                                  - 5 -

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shall act as arbiter in any arbitration proceeding involving a dispute as to the definition of Food Service Disposable.

          (h) The term "Product Improvement" shall mean any improvement, refinement or change, whether patentable or unpatentable and irrespective of whence derived, relating in whole or in part to the composition, formulation or use of a Food Service Disposable or the Technology, including any improvement, development or change relating to a Food Service Disposable by process (I.E., any change in the processing of a Food Service Disposable which yields a materially different Food Service Disposable), such as a change in chemical composition, change in physical characteristics or properties brought about by substitution or replacement of elements or components, change in method of formulation, change in rheology, etc. The term "Product Improvement" shall not include Design Improvements.

          (i) The term "Process Improvement" shall mean any improvement, refinement or change, whether patentable or unpatentable and irrespective of whence derived, relating in whole or part to the Technology or a Food Service Disposable which involves an apparatus, machine or process so long as such improvement, development or change does not materially alter the finished Food Service Disposable, but rather yields a more efficient production of a Food Service Disposable. The term "Process Improvement" shall also include any development, refinement, improvement or change relating in whole or in part to the application of materials, chemical compositions, coatings or other substances, including the processes of application, to a Food Service Disposable after the finish trim and forming or conversion of the Food Service Disposable is completed.

          (j) The term "Technology" shall refer collectively to the Core Technology, the ALI-ITE-TM- Paper Technology, the Moldable Compound Technology and the Trade Secrets.

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

          (k) The term "Trade Secrets" shall mean all proprietary information and know-how owned by or licensed to EKI now or in the future that is or can be utilized in the manufacture, use, or sale of ALI-ITE-TM- Paper or Food Service Disposables, including without limitation the items described in Exhibit "D" hereto (which is incorporated herein).

     2.   THE LICENSE.

          (a) Subject to the terms and conditions set forth in this Agreement, EKI hereby grants to ECC an exclusive (even as to EKI), worldwide license (the "License") to make, use, sell and otherwise commercialize the Food Service Disposables. The License includes the right to utilize the Technology to make, use, sale or otherwise commercialize ALI-ITE-TM- Paper for conversion into Food Service Disposables. The License may not be utilized by ECC for any purpose other than to implement and carry out the development, manufacture, marketing, distribution, use and sale of ALI-ITE-TM- Paper and/or Food Service Disposables in accordance with the terms and conditions set forth in this Agreement. The License shall be irrevocable except as specifically provided in this Agreement.

          (b) Pursuant to the License, ECC shall have the right to grant sublicenses. No later than five (5) business days prior to entering into a sublicense agreement, ECC shall notify EKI of the proposed sublicense arrangement, provide EKI with a copy of the proposed sublicense agreement and provide EKI with such additional information as EKI may reasonably request.
Each sublicense shall impose upon the sublicensee duties and obligations similar to the applicable provisions of paragraphs 4, 5, 6, 8, 9(a), 9(c), 9(d), 13(b), 14, 15, 16, 17, 18, and 19 hereof. ECC shall use its reasonable best efforts to cause the full and complete performance by ECC's sublicensees of all of such sublicensees' obligations under sublicense agreements granted pursuant to this subparagraph. EKI hereby acknowledges that ECC has complied with all of its obligations under this subparagraph 2(b) and under subparagraph 2(b) of the License Agreement with respect to all sublicense agreements granted by ECC prior to the effective date of this Agreement.

          (c) ECC shall be permitted to assign, without the consent of EKI, all, but not less than all, of its rights, duties and obligations under this Agreement in connection with the sale of its entire or substantially its entire business, whether by merger, consolidation, sale of stock, sale of all or substantially all assets or otherwise.

          (d) ECC shall be permitted to grant security interests in its rights under this License to secure favorable loan financing.

          (e) Except as set forth in subparagraphs 2(b), 2(c) and 2(d) hereof, ECC shall have no right to sublicense, assign, pledge, transfer or otherwise hypothecate in any fashion any interest in or rights under the License, without the prior written consent of EKI, which shall not be unreasonably withheld. Any purported transfer in violation of the terms of this paragraph 2 shall be void and shall constitute a material breach of ECC's obligations hereunder within the meaning of paragraph 16(c) hereof.

     3.   FEES.     As consideration for the grant of the License, ECC shall pay to EKI the amount of $1,000 upon the execution of this Agreement. Upon the payment of such amount, the License granted hereunder shall be deemed fully paid-up for the entire term hereof.

     4. RIGHT TO AUDIT. ECC shall keep and maintain complete and accurate records concerning all aspects of the manufacture and sale of the ALI-ITE-TM-Paper and Food Service Disposables. EKI shall have the right, at its expense, to cause those records of ECC which deal with the design, manufacture, shipment and sale of the ALI-ITE-TM- Paper or Food Service Disposables to be reviewed by such independent accountants, engineers and other representatives (the "Representatives") as may be selected by EKI from time to time. Such reviews may take place only during the normal business hours of ECC and only upon written notice to ECC given at least three (3) business days prior to such review. The Representatives conducting such review shall be required to execute a confidentiality agreement, reasonably satisfactory in form and content to counsel for ECC, pursuant to which the Representatives shall agree that they will not disclose or use the information obtained pursuant to such review to or for the benefit of any person or entity except EKI.

     5.   IMPROVEMENTS.

          (a) PRODUCT IMPROVEMENTS. If, while the License remains in effect, ECC (or any of its sublicensees) should develop or acquire any Product Improvement, ECC shall notify EKI of such Product Improvement within a reasonable time of and in no event more than ninety (90) days after its development and shall provide EKI with access to all information concerning such Product Improvement as EKI shall reasonably request; provided, however, that all such information shall be confidential and shall be subject to all restrictions on disclosure as set forth in this Agreement or otherwise arising. ECC shall assign to EKI all rights, title and interest in the Product Improvement for an assignment fee of $1,000.00, and EKI shall grant back to ECC an exclusive, world-wide, license to make, use and sell the Product Improvement in connection with Food Service Disposables as if the Product Improvement were originally within the scope of this Agreement. No additional royalty shall be required for the exclusive license of the Product Improvement.

          (b) PROCESS IMPROVEMENTS. If, while the License remains in effect, ECC (or any of its sublicensees) should develop or acquire any Process Improvement, then ECC will notify (within a reasonable time not to exceed ninety
(90) days) EKI of the development of the Process Improvement and shall provide EKI with access to all information concerning such Process Improvement as EKI shall reasonably request; provided, however, that all such information shall be confidential and shall be subject to all restrictions on disclosure as set forth in this Agreement. ECC shall grant to EKI an exclusive, royalty-free license (including the right to further sublicense) to make, use and sell the Process Improvement for any use or purpose other than in connection with Food Service Disposables in any territory for an assignment fee of $1,000.00.

          (c) IMPROVEMENTS TO PRODUCT CONFIGURATION. The rights to any Design Improvements shall be owned by the party that develops such Design Improvements.

          (d) EKI DEVELOPED AND JOINTLY DEVELOPED PRODUCT, PROCESS AND DESIGN IMPROVEMENTS. Any Product Improvements, Process Improvements or Design Improvements developed by EKI during the term of this Agreement (hereinafter referred to as "EKI Improvements") and any Product Improvements, Process Improvements or Design Improvements developed jointly by EKI and ECC during the term of this Agreement (hereinafter referred to as "Jointly Developed Improvements") shall be owned by EKI and, except as otherwise provided in this Agreement, may be disclosed and/or licensed by EKI to third parties at EKI's discretion in relation to uses or purposes other than in connection with Food Service Disposables. Any Jointly Developed Improvements shall be deemed to be licensed to ECC under this Agreement, shall be deemed to be included within the definition of Technology, and shall be subject to all of the terms, conditions and restrictions of this Agreement applicable to the Technology.

          (e) DISCLOSURE OF PRODUCT IMPROVEMENTS AND PROCESS IMPROVEMENTS. EKI shall promptly disclose to ECC (i) all Product Improvements and all Process Improvements that may be developed solely by EKI during the term of this Agreement and (ii) unless contractually restricted from doing so by any agreement EKI may have with a third party, all Product Improvements and all Process Improvements that may be developed jointly by EKI and a third party or otherwise acquired by EKI or licensed to EKI (along with the right to sublicense such improvements) during the term of this Agreement. All such Product Improvements and Process Improvements that may be disclosed by EKI to ECC pursuant to this subparagraph shall be deemed to be licensed to ECC under this Agreement, shall be deemed to be included within the definition of Technology, and shall be subject to all of the terms, conditions and restrictions of this Agreement applicable to the Technology.

     6.   PATENT MATTERS.

          (a) PATENT RIGHTS FOR THE TECHNOLOGY. EKI shall have the exclusive right (but not the obligation) to seek and obtain patent protection for the Technology both in the United States and in all foreign jurisdictions; provided, however, that EKI will use commercially reasonable efforts to prosecute the pending United States patent applications listed on Exhibits "A"-"C" hereto. All decisions concerning the process of seeking and obtaining such patent protection shall be within the sole and exclusive discretion of EKI, including but not limited to decisions concerning those jurisdictions in which such protection shall be sought and the identity of legal counsel and other professionals who will be retained to assist EKI in seeking such protection. ECC shall pay or reimburse EKI for all costs and expenses associated with filing, prosecuting, and maintaining patent and patent applications (both domestic and foreign) directed to any of the following (i) compositions

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(whether cement-based or non-cement-based) capable of use in Food Service
Disposables, (ii) methods of using compositions (whether cement-based or non-cement-based) as Food Service Disposables, or (iii) methods of manufacturing either Food Service Disposables or cement-based or non-cement-based compositions. Except as provided in the following sentence, EKI shall pay all costs and expenses associated with filing, prosecuting, and maintaining patent and patent applications (both domestic and foreign) other than those within the scope of the preceding sentence. However, if ECC requests, in writing specifically referring to this subparagraph, that EKI seek patent protection for the Technology in particular jurisdictions, and if EKI determines in its reasonable discretion that seeking such protection will not adversely affect its use of or rights to the technology in question, EKI will seek the protection requested by ECC, provided that all costs and expenses associated with filing, prosecuting and maintaining such patent protection shall be paid by ECC. Any and all patents which are obtained under this paragraph shall be and shall remain the sole and exclusive property of EKI, subject only to the License. EKI shall keep ECC fully and promptly informed of the status of the prosecution of each patent application provided for by this paragraph and shall consult with ECC on all material aspects of the prosecution of each such application; provided, however, that the final decisions in regard to all amendments to and abandonment of such patent applications shall be made by EKI, in its sole discretion.

          (b) PATENT RIGHTS FOR PRODUCT IMPROVEMENTS. EKI shall have the right to seek patent protection for any Product Improvement at its own cost and expense. In the event that EKI does not seek patent protection for a Product Improvement, ECC may elect to seek patent protection for the Product Improvement at ECC's own cost and expense. In the event that neither EKI nor ECC seeks patent protection for a Product Improvement, then a sublicensee may elect to do so at its own cost and expense. ECC shall provide, and shall require its sublicensees to provide, to EKI or its assignee such assistance as may be reasonably requested, from time to time, in connection with such efforts, including the execution of any documents necessary to obtain and maintain such patent protection; provided, however, that EKI or its assignee will reimburse ECC or its sublicensee, as the case may be, for any out-of-pocket fees and expenses reasonably incurred in providing such assistance. The parties shall keep each other informed of the status of the prosecution of each patent application which a party elects to pursue and shall consult with each other on all material aspects of the prosecution of such application, although all final decisions in regard to a patent application shall remain within the sole discretion of the party who is prosecuting such patent application.

          (c) PATENT RIGHTS FOR PROCESS IMPROVEMENTS. An ECC sublicensee shall have the right to seek patent protection for any Process Improvement at its own cost and expense. In the event that a sublicensee does not seek patent protection for a Process Improvement, ECC may elect to seek patent protection for the Process Improvement at ECC's own cost and expense. In the event that neither ECC nor a sublicensee elects to seek patent protection for a Process Improvement, ECC shall promptly notify EKI in writing, and EKI shall have the option, for a period of ninety (90) days after its receipt of such written notice, to acquire by assignment from ECC or its sublicensee, as the case may be, all rights, title and interests in and to the Process Improvement in question, including the right to seek patent protection in EKI's name or its designee, in consideration of a single lump-sum payment of One Thousand Dollars ($1,000.00). In the event EKI exercises the option provided for in the preceding sentence, ECC and/or sublicensee, as the case may be, shall provide to EKI or its designee such assistance as may reasonably be requested, from time to time, in connection with EKI's or its designee's efforts to obtain protection of the

Process Improvement in question, including the execution of any documents necessary to obtain and maintain such patent protection; provided, however, that EKI or its assignee will reimburse ECC and/or its sublicensee, as the case may be, for any out-of-pocket fees and expenses reasonably incurred in providing such assistance. The parties shall keep each other informed of the status of the prosecution of each patent application which a party elects to pursue and shall consult with each other on all material aspects of the prosecution of such application, although all final decisions in regard to a patent application shall remain within the sole discretion of the party who is prosecuting such patent application.

          (d) In the event EKI elects to abandon any pending application within the scope of the Technology, EKI shall provide timely notice of such election to ECC, and ECC may elect to assume responsibility for further prosecution of any such patent application at ECC's own cost and expense. In the event EKI elects to abandon any such pending patent application and ECC elects to assume responsibility for prosecution of such patent application, EKI shall, upon written request from ECC, grant to ECC an irrevocable, nonexclusive and fully paid up license to utilize the teachings of such patent application, including an irrevocable, nonexclusive and fully paid up license under any and all patents that may issue based on such patent application. Similarly, in the event EKI elects not to continue payment of maintenance fees with respect to any issued patent within the scope of the Technology, EKI shall provide timely notice of such election to ECC, and ECC may elect to assume responsibility for payment of all future maintenance fees with respect to such issued patent at ECC's own cost and expense. In the event EKI elects not to pay maintenance fees with respect to any such issued patent and ECC elects to assume responsibility for payment of all future maintenance fees for such issued patent, EKI shall, upon written request from ECC, grant to ECC an irrevocable, nonexclusive and fully paid up license under such issued patent.

     7.   ADDITIONAL FOOD SERVICE DISPOSABLES.

          (a) It is recognized and understood by the parties to this Agreement that, in addition to the Food Service Disposables and ALI-ITE-TM- Paper licensed under this Agreement, EKI has sought and will continue to seek patent and trade secret protection for, and intends to license to others, a broad range of other uses and products incorporating its microstructurally engineered compositions, formulations, and materials. Nevertheless, if, during the term of this Agreement, ECC determines that there exists a commercially feasible use, application, function, or purpose for the compositions, formulations, or materials which are in whole or in part disclosed (even though not claimed) in the Technology, whether patentable or unpatentable, and which have no substantial use as Food Service Disposables (hereinafter "New Use"), ECC shall give written notice of such New Use to EKI (the "New Use Notice"). By way of example and illustration only, a sublicensee of ECC may determine that there is a commercial market for making and selling packages or containers for electrical components or other articles not included in the definition of Food Service Disposables from the same cementitious composition which it uses to make Food Service Disposables under this Agreement. In this situation, the New Use would be using EKI's cementitious compositions in the manufacture of such packages or containers.

          (b) If EKI does not have any existing intellectual property protection (whether in the form of a patent application, a trade secret, or the subject of previous or continuing research and development) relating to the New Use, ECC shall use reasonable efforts to obtain for EKI the exclusive right to negotiate, for a period of ninety (90) days after the New Use Notice, with the entity which developed the New Use in order to obtain a license which will authorize EKI to manufacture, use, sell, and commercialize the New Use. ECC will negotiate in good faith the terms of the license for the New Use. In the event that EKI is seeking or has been granted patent protection on the compositions, formulations, or materials to be incorporated into the New Use, EKI may at its option negotiate with ECC or its sublicensee for a license to incorporate EKI's compositions into the New Use.

     8.   INFRINGEMENT MATTERS.

          (a) EKI and ECC promptly will notify each other of any apparent infringement of the Technology or the Trade Secrets, or of the Trademarks, which comes to their attention while the License remains in effect. If any such apparent infringement affects the use and application by ECC and/or its sublicensees of the License, ECC shall have the option, at its sole cost and expense, to bring suit to enjoin such infringement and to recover damages therefor. In any action brought by ECC pursuant to this paragraph, ECC shall select and control counsel for the prosecution of such suit. EKI shall (i) have the right to receive, from time to time, full and complete information from ECC concerning the status of such suit, (ii) have the right, at its own expense, to be represented therein by counsel in an advisory or consultive capacity, and (iii) cooperate fully with ECC and provide whatever assistance is reasonably requested by ECC in connection with such suit, including the preparation and signing of documents. Any and all damages collected as the result of any such suit shall be paid, first, to ECC and EKI to reimburse them for their actual costs incurred as a direct result of such suit, with any balance to be treated, for all purposes, as compensation received by ECC from the sale of Food Service Disposables. ECC shall not have the right to settle any infringement suit described in this subparagraph without the prior written consent of EKI, which consent shall not be unreasonably withheld. If ECC believes the suit is without merit, is not economically justifiable, or for any other reason does not wish to pursue the infringement, it shall notify EKI of its decision not to bring action against the apparent infringer. Such notice by ECC must be given within 30 days of the date upon which ECC is notified of the infringement in question. If ECC elects, for any reason, not to pursue the apparent infringement under this subparagraph, EKI shall have the right to bring suit to enjoin such infringement and to recover damages therefor.

          (b) In any action brought pursuant to paragraph 8(a) hereof, the party initiating the suit (the "Initiating Party") shall select and control counsel for the prosecution of such suit. The other party hereto (the "Non-Initiating Party") shall (i) have the right to receive, from time to time, full and complete information from the Initiating Party concerning the status of such suit, (ii) have the right, at its own expense, to be represented therein by counsel in advisory or consultative capacity, and
(iii) cooperate fully with the Initiating Party and provide whatever assistance is reasonably requested by the Initiating Party in connection with such suit, including the preparation and signing of documents. The Initiating Party shall not have the right to settle any infringement suit described in paragraph 8(a) hereof, without the prior written consent of the Non-Initiating Party, which consent shall not be unreasonably withheld. The costs and expenses, including attorneys' fees, of the Initiating Party in any unsuccessful action alleging infringement will be borne by the Initiating Party, but the costs and expenses, including attorneys' fees, of the Initiating Party in any successful infringement action will be borne by the Initiating Party and Non-Initiating Party in proportion to the amount of damages awarded to each by the court. In no event, however, will the Non-Initiating Party be obligated to reimburse the costs and expenses, including

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attorneys' fees, of the Initiating Party in an amount in excess of the damages awarded to the Non-Initiating Party in such action.

          (c) The parties shall promptly notify each other of any claim of infringement and of the commencement of any lawsuit against EKI, ECC, ECC's sublicensees, or any customers of the foregoing, for the infringement of any patent or other intellectual property right held by a third party which is based upon the manufacture, use or sale of the Food Service Disposables or ALI-ITE-TM-Paper pursuant to the License. With respect to only EKI and ECC, ECC shall have the obligation to defend and control the defense of any such lawsuit, at its sole cost and expense. EKI will assist ECC, without cost to ECC, in the defense of such suit or action, by providing information and fact witnesses as needed. EKI shall have the right to be represented in such suit or action by its own legal counsel, at its own expense, provided that such legal counsel will act only in an advisory capacity, except as provided elsewhere in this paragraph. If ECC fails to assume the defense of any infringement lawsuit described in this subparagraph, EKI shall have the right, but not the obligation, to assume the defense of such lawsuit utilizing legal counsel of its choice. Additionally, ECC and its sublicensees will indemnify and hold EKI harmless from and against, and hereby assume liability for the payment of any and all loss, liability or damage, and for all costs and expenses, including reasonable costs of investigation and reasonable attorneys, accountants and expert witness fees (collectively "Losses") that may be imposed upon, suffered or incurred by EKI as a consequence of or in connection with any lawsuit described in this subparagraph, but only to the extent that such lawsuit is based upon the manufacture, use or sale of the Food Service Disposables or ALI-ITE-TM- Paper pursuant to the License. No lawsuit referred to in this subparagraph shall be settled without the prior written consent of EKI, which consent shall not be unreasonably withheld.

     9. ADDITIONAL DUTIES OF THE ECC. In addition to, and not in limitation of, the other duties and obligations of ECC, as set forth in this Agreement, ECC shall:

          (a) Use commercially reasonable efforts to diligently exploit the License by actively and aggressively manufacturing, marketing, advertising or selling the Food Service Disposables and ALI-ITE-TM- Paper in the United States and appropriate foreign jurisdictions.

          (b) Use commercially reasonable efforts to seek and obtain qualified sublicensees or joint venturers, both in the United States and in appropriate foreign jurisdictions, for the manufacture, marketing, sale and distribution of the Food Service Disposables and ALI-ITE-TM- Paper.

          (c) If ECC becomes a publicly traded corporation or becomes otherwise required to publicly disseminate its financial statements, ECC shall provide EKI with annual financial reports of ECC which are published and detail ECC's annual earnings and statement of net worth for the preceding calendar or fiscal year. If ECC is required to file financial reports with the S.E.C., then ECC may provide EKI with copies of those financial reports required to be filed with the S.E.C. in lieu of the foregoing.

          (d) Forty-five (45) days after the final day of each of ECC's calendar or fiscal quarter end (the "Quarter"), ECC shall deliver to EKI a written report (the "Development Report"), which shall set forth, in reasonable detail, the scope and results of all research and development activities relating to the Technology, the Food Service Disposables and/or the ALI-ITE-TM-Paper undertaken by ECC or a sublicensee (as reported to ECC) during the Quarter, which report shall also set forth, in reasonable detail, a description of all marketing activities for the Technology, the Food Service Disposables and/or the ALI-ITE-TM- Paper undertaken during the Quarter by ECC or a sublicensee (as reported to ECC). The Development Reports shall be certified as correct and accurate, to ECC's knowledge and belief, by an appropriate officer of ECC.

     10. REPRESENTATIONS AND WARRANTIES OF EKI. EKI hereby represents and warrants to ECC that:

          (a) EKI is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. EKI has all requisite partnership power and authority to own, operate and lease its properties and to carry on its business as now being conducted, and is duly qualified to do business in every jurisdiction wherein the nature of the business conducted or the assets owned or leased by it make such qualification material to the conduct of its business.

          (b) EKI has all requisite partnership power and authority to enter into this Agreement and to perform its obligations hereunder, including but not limited to the right to license the Technology. This Agreement has been duly and validly authorized, executed and delivered by EKI and, assuming the due authorization, execution and delivery by ECC, is the legal, valid and binding obligation of EKI, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

          (c) To the best knowledge of EKI, no person, firm or entity has made any claims or threatened, in writing or otherwise, that EKI is in violation of or has infringed any patent, patent license, trade name, trademark, service mark, brand mark, brand name, copyright, know-how, formula or other proprietary or trade rights of such third party as they relate to the Technology.

To the best of EKI's present knowledge and belief, the use of the Technology in the manufacture of the Food Service Disposables and/or ALI-ITE-TM- Paper pursuant to the terms of this Agreement will not constitute infringement of the proprietary rights of any third party. Except as provided in this subparagraph, EKI makes no representation or warranty as to the ownership or validity of the Technology.

          (d) To the best knowledge of EKI, the execution, delivery and performance of this Agreement by EKI and the consummation by it of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time) of any provision of applicable law, (ii) require any consent, approval or authorization of any person or governmental authority, (iii) result in a default under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement, lease, franchise, permit, note or other restriction, encumbrance, obligation or liability to which EKI is a party or by which it is bound or to which any of its assets are subject, (iv) result in the creation of any lien or encumbrance upon EKI's assets, (v) conflict with, result in the breach of, or constitute a default under any provision of EKI's partnership agreement, or (vi) conflict with, result in a tortious interference as a result of such conflict with, or otherwise violate, any material contract or arrangement between EKI and any other person. The representation and warranty given in this subparagraph shall not be deemed or construed to expand or modify the representation and warranty given by EKI in subparagraph 10(c) hereof.

          (e) Neither EKI, nor anyone acting on its behalf, has taken any action relating to any broker, finder, consultant or other expert which could result in the imposition upon ECC of any obligation to pay a fee to any broker, finder, consultant or similar expert in connection with the transactions contemplated hereby.

          (f) EKI owns the entire right, title and interest in and to the patents and patent applications set forth in Exhibits A, B and C hereto.

     11. REPRESENTATIONS AND WARRANTIES OF ECC. ECC hereby represents and warrants to EKI that:

          (a) ECC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ECC has all requisite corporate power and authority to own, operate and lease the properties and to carry on its business as now being conducted, and is duly qualified to do business in every jurisdiction wherein the nature of the business conducted or the assets owned or leased by it make such qualification material to the proper conduct of its business.

          (b) ECC has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by ECC and, assuming the due authorization, execution and delivery by EKI, is a legal, valid and binding obligation of ECC, enforceable against it in accordance with its terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

          (c) To the best knowledge of ECC, the execution, delivery and performance of this Agreement by ECC and the consummation by it of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time) of any provision of applicable law, (ii) require any consent, approval or authorization of any person or governmental authority, (iii) result in a default under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, franchise, permit, note or other restriction, encumbrance, obligation or liability to which ECC is a party or by which it is bound or to which any of its assets are subject, (iv) result in the creation of any lien or encumbrance upon ECC's assets, (v) conflict with, result in the breach of, or constitute a default under any provision of ECC's Certificate of Incorporation or Bylaws, or (vi) conflict with, result in tortious interference as a result of such conflict with, or otherwise violate, any contract or arrangement between ECC and any other person.

          (d) Neither ECC, nor anyone acting on its behalf, has taken any action relating to any broker, finder, consultant or other expert which could result in the imposition upon EKI of any obligation to pay a fee to any broker, finder, consultant or similar expert in connection with the transactions contemplated hereby.

     12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties, as set forth herein, shall be true and accurate as of the effective date of this Agreement, and shall survive the execution of this Agreement.

     13.  INDEMNIFICATION.

          (a) EKI shall defend, indemnify and hold ECC harmless from and against, and hereby assumes liability for the payment of any and all loss, liability or damage, and for all costs and expenses (including reasonable costs of investigations and reasonable attorneys, accountants, and expert witness fees) that may be imposed upon, suffered or incurred by, or successfully asserted against ECC as a consequence of or in connection with any claim (i) that may be asserted against ECC that the Technology infringes the valid patent and trade secret rights of any third party, (ii) that may be asserted against ECC based on a breach of any representations or warranties set forth in paragraph 10 hereof, or (iii) based on the negligence or willful misconduct of EKI.

          (b) ECC shall defend, indemnify and hold EKI harmless from and against, and hereby assumes liability for the payment of any and all loss, liability or damage, and for all costs and expenses (including reasonable costs of investigations and reasonable attorneys, accountants, and expert witness fees) that may be imposed upon, suffered or incurred by, or successfully asserted against EKI as a consequence of or in connection with any claim or liability, other than those expressly set forth in subparagraph 13(a) hereof, arising out of or as a consequence of this Agreement, including, but not limited to, any product liability claims that may be asserted against EKI in relation to any Food Service Disposables manufactured, marketed, distributed, used and/or sold by ECC pursuant to this
Agreement.   In the event any action, suit or proceeding is brought against
EKI with respect to which there may be indemnification pursuant to this subparagraph, the defense of such action, suit or proceeding (including all settlements and arbitrations, trials, appeals or other proceedings) shall be conducted by ECC at its sole cost and expense through legal counsel selected by ECC. EKI shall have the right to participate in such defense at their own expense through legal counsel of their choice. If ECC fails to defend any such action, suit or proceedings, for any reason, such failure shall constitute a material breach of this Agreement by ECC, and EKI may undertake defense of such action, suit or proceeding, through legal counsel of their choice at the sole cost and expense of ECC (provided such legal costs and expenses are reasonable under the circumstances). The parties shall make available to one another, their legal counsel and accountants, all information and documents reasonably available to them which relate to such action, suit or proceeding and shall render such other assistance as they may reasonably require of one another in order to insure the proper and adequate defense of any such action, suit or proceeding.

          (c) Neither party shall have any liability to the other party pursuant to an indemnity provided by this paragraph unless and until the aggregate amount of all indemnified losses suffered or incurred by such indemnified party after the effective date hereof equals or exceeds $100,000 (U.S. Dollars), at which time the indemnifying party shall be obligated to pay the indemnified party the full amount of all indemnified losses, including such initial $100,000 (U.S. Dollars) in losses. The amount of indemnity payable pursuant to this paragraph shall be calculated after giving affect to any insurance proceeds actually received by the indemnified party provided that neither party shall subrogate to any insurance carrier any rights or claims which it may have against the other party.

     14. PRODUCT LIABILITY INSURANCE. In addition to the indemnification provided under subparagraph 13(b) hereof, ECC shall obtain, and shall maintain during the entire term of this Agreement, a product liability insurance policy with a reputable insurance carrier reasonably acceptable to EKI. For United States carriers, such carriers must have an A.M. Best rating of "A-VI" or better. Such policy shall provide ECC with product liability coverage with minimum liability coverage in the amount of $1,000,000.00 (U.S. Dollars) aggregate and $1,000,000.00 (U.S. Dollars) per occurrence. Such product liability insurance policy shall provide that EKI will be given thirty (30) days prior written notice of any amendment or modification that would reduce or change coverage under, or termination or cancellation of, the policy. Upon EKI's request, ECC shall provide EKI with a copy of such policy and of all amendments or modifications thereto. ECC shall be required to obtain and maintain the product liability insurance policy called for by the provisions of this subparagraph only from and after the date of the first public testing or first commercial sale of a Food Service Disposable or ALI-ITE-TM- Paper by ECC or any of its sublicensees.

     15.  CONFIDENTIALITY.

          (a) ECC acknowledges that the Technology, the Trade Secrets, and the Improvements, as they may exist from time-to-time, are and shall remain the valuable, special, unique and proprietary assets of EKI and shall constitute "EKI Confidential Information" hereunder. In order for any additional information to be deemed to be "EKI Confidential Information" hereunder, it must be in written form and appropriately marked "Confidential" at the time of disclosure to ECC or designated as "Confidential," in writing, within thirty (30) days of disclosure. Alternatively, if the information is disclosed orally, it must be designated by EKI as "Confidential" at the time of disclosure and confirmed to ECC as "Confidential," in writing, by EKI within thirty (30) days of such disclosure. Any such orally disclosed and designated information shall be deemed to be "EKI Confidential Information" for all purposes unless EKI fails to confirm such fact in writing to ECC within the required thirty (30) day period. Additionally, as used herein, EKI Confidential Information shall not include any information or data which ECC can show: (i) is in, or becomes generally known in, the public domain by any means other than the failure by ECC to fulfill its obligations hereunder; or (ii) is rightfully known to ECC at the time of disclosure by EKI; or
(iii) is, at any time, disclosed to ECC by a third party who has received and disclosed such information without the breach of any obligation of confidentiality to EKI or to any third party. For purposes of this subparagraph, information shall not be deemed to be part of the public domain or in ECC's knowledge merely because it may be embraced in a more general disclosure or simply because it may be derived from combinations of disclosures or information generally available to the public or within ECC's knowledge. The parties acknowledge that EKI's disclosure to ECC of EKI Confidential Information will be necessary in order to enable ECC to utilize the License in the manner contemplated by this Agreement, and EKI shall make such disclosures of the EKI Confidential Information to ECC as EKI reasonably determines are necessary, required or appropriate in that regard. The parties acknowledge that they have a confidential relationship with one another, and accordingly, ECC shall maintain all EKI Confidential Information disclosed to it pursuant to this Agreement in confidence and shall not disclose the same to any third party (with the exception of its sublicensees, employees, accountants, attorneys and other agents and professional advisors) either during or after the term of this Agreement unless required to do so by court order or by law, in which case ECC shall notify EKI, in writing, prior to making such disclosure and shall cooperate with EKI to preserve and protect the confidentiality of the EKI Confidential Information in question to the fullest extent possible. Additionally, except as specifically contemplated by this Agreement, ECC shall not utilize any EKI Confidential Information for its own benefit or for the benefit of any third party. Prior to making any permitted disclosure of any EKI Confidential Information to its sublicensees, employees, accountants, attorneys and other agents and professional advisors, ECC shall require such persons, firms, or entities to execute and deliver written nondisclosure agreements which shall obligate such persons, firms and entities to comply with obligations of confidentiality and nonuse substantially equivalent to those set forth in this subparagraph.

          (b) From time to time during the term of this Agreement, ECC may disclose to EKI certain information which ECC deems to be proprietary and confidential, including but not limited to business plans, marketing plans and financial information (the "ECC Confidential

Information"). The definition of "ECC Confidential Information," and EKI's use and disclosure thereof, shall be governed by terms and conditions identical to those which govern EKI Confidential Information, as set forth in paragraph 15(a) hereof.

     16.  TERM AND TERMINATION.

          (a) The term of this Agreement shall commence upon the effective date hereof. Unless sooner terminated as hereinafter provided, this Agreement shall continue in full force and effect in the United States until the expiration of the last United States patent covering the Technology or for so long as ECC or at least one of its sublicensees produces a Food Service Disposable or ALI-ITE-TM- Paper which utilizes material proprietary information or a material Trade Secret which is licensed hereby. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect outside the United States until the expiration of the last patent issued anywhere in the world covering the Technology or for so long as ECC or at least one of its sublicensees produces a Food Service Disposable or ALI-ITE-TM- Paper which utilizes material proprietary information or a material Trade Secret which is licensed hereby.

          (b) ECC may terminate this Agreement, at any time, upon sixty (60) days prior written notice of such termination to EKI.

          (c) If either party is in breach of any of its material obligations hereunder, then the non-breaching party may give the breaching party written notice of such breach. If such breach is not cured within ninety (90) days after the date such written notice is delivered or, if such default cannot be cured within such ninety day period but the breaching party has taken action to cure such default, then if the default is not cured within one hundred eighty
(180) days from the date of the
original notice, the non-breaching party shall have the right immediately to terminate the Sublicense by written notice to the breaching party.

     17.  EFFECT OF EXPIRATION OR TERMINATION.

          (a) From and after the effective date of the expiration of the term of this Agreement or the termination of the License pursuant to paragraph 16 hereof, and subject to the exceptions set forth in this subparagraph 17(a), neither ECC nor any of its sublicensees shall have any right, whatsoever, to utilize the Technology, the Trade Secrets, or the Improvements pertinent to this Agreement. ECC shall return to EKI all copies of Confidential Information which is then in the possession of ECC, and shall have no right pertinent to this Agreement to sell any Food Service Disposable or ALI-ITE-TM- Paper which has theretofore been manufactured by ECC or its sublicensees. Notwithstanding the foregoing, in the event of termination of this Agreement for any reason other than the expiration of the term of this Agreement pursuant to subparagraph 16(a) hereof, EKI shall grant to McDonald's Corporation a license to use the Technology to make, have made, use or sell Food Service Disposables under terms and conditions no less favorable than those granted in sublicenses of ECC existing at the time of such termination.

          (b) The right of termination under subparagraph 17(c) hereof shall be in addition to, and not in lieu of, all other rights and remedies the terminating party may have under this Agreement, at law or in equity.

          (c) The obligations concerning indemnification set forth in paragraph 13 hereof, product liability insurance set forth in paragraph 14 hereof, and confidentiality set forth in paragraph 15 hereof shall survive the expiration and termination of the License.

     18.  MARKING AND UNITED STATES EXPORT CONTROL.

          (a) Where technically feasible, ECC shall mark, or shall cause its sublicensees to mark, the Food Service Disposables and related documents with the applicable United States patent numbers, as required by applicable law, or as reasonably instructed by EKI.

          (b) ECC shall comply with all applicable laws, rules and regulations of the United States, including but not limited to the Export Regulations of the United States Department of Commerce, in connection with the direct or indirect export of any of the Technology, ALI-ITE-TM- Paper or Food Service Disposables. ECC acknowledges that EKI has not made and does not make any representation that any license is or is not required in connection with such export or, if required, that such license will be issued by the United States Department of Commerce.

     19.  TRADEMARKS.

          (a) The License granted herein shall also authorize, but not obligate, ECC and its sublicensees to utilize, in connection with the marketing, distribution and sale of the Food Service Disposables and/or ALI-ITE-TM- Paper those trade names, trademarks, service marks, slogans and logo marks (collectively the "Trademarks") of EKI which are set forth and identified on attached Exhibit "E" and incorporated herein. Any trademark independently developed by ECC will become its sole property. The parties hereto acknowledge and agree that the trademark or trade name "EarthShell" is owned by, and is the exclusive property of, ECC.

          (b) To the extent an ECC sublicensee elects to use the Trademarks on or in connection with the marketing, distribution, use and/or sale of the Food Service Disposables and/or ALI-ITE-TM- Paper, ECC shall require of its sublicensees that the specific placement, size, and detail of the Trademarks on the Food Service Disposable and/or ALI-ITE-TM- Paper must conform to such specifications as EKI may from time to time provide, but shall not be required to be placed on the Food Service Disposables and/or ALI-ITE-TM-Paper in such a size, placement, detail or configuration so as to impair the marketability of the Food Service Disposable and/or ALI-ITE-TM- Paper. In addition, on any Food Service Disposables and/or ALI-ITE-TM- Paper manufactured, marketed, distributed and sold by an ECC sublicensee and bearing any Trademark, ECC shall require its sublicensee to include the following legend: "This product is manufactured by _________________ under license from EarthShell Container Corporation."

          (c) In connection with any use of the Trademarks by ECC or a sublicensee, ECC shall not represent in any manner that it has any ownership interest therein and shall not challenge or impugn the ownership of the Trademarks. ECC acknowledges that use of the Trademarks shall not create in its own favor any right, title, or interest in or to the Trademarks, but that all uses of these marks by ECC shall inure to the benefit of EKI. ECC shall cooperate with EKI in the execution of any appropriate and necessary documents in connection with the registration of any Trademark. Upon termination of this Agreement, ECC shall cease and desist from use of the Trademarks in any way, including any word or phrase that is similar to or likely to be confused with such marks. However, in the event of termination, ECC and its sublicensees shall have the right to sell at market price existing stock and inventory of manufactured Food Service Disposables and ALI-ITE-TM- Paper for a period of one hundred and eighty days and thereafter shall deliver to EKI or its duly authorized representative all materials upon which the Trademarks appear.

          (d) All Food Service Disposables produced pursuant to this Agreement bearing any Trademark shall be produced in compliance with the specifications and procedures set forth in the EKI Quality Standards Manual. ECC shall permit EKI to conduct periodic inspections/audits to ensure compliance with the EKI Quality
Standards Manual.

          (e) Should any Food Service Disposable bearing any Trademark that is manufactured, sold or otherwise commercialized by ECC contain any material defect in its appearance or function, ECC shall cease any further manufacture, sale or other commercialization of such Food Service Disposable containing such material defect. Unless ECC corrects such defect within a reasonable time following its discovery by or disclosure to ECC, ECC shall be in breach of a material obligation of this Agreement.

     20. SPECIAL TAX PROVISIONS. ECC (or its sublicensees or customers) shall be solely responsible for the payment and discharge of any taxes, duties, or withholdings relating to any transaction of ECC or its sublicensees in connection with the manufacture, use, sale, license or commercialization in any country of the Technology, Trade Secrets, ALI-ITE-TM- Paper or the Products; except that EKI shall be responsible for any taxes, duties or withholding relating to the payment to EKI of any payment under this Agreement and ECC shall be permitted to perform any withholding with respect to such payments and fees required by law or regulation.

     21. EQUITABLE RELIEF. A breach or default by ECC of the provisions of paragraph 15 hereof shall cause EKI to suffer irreparable harm and, in such event, EKI shall be entitled, as a matter of right, to a restraining order and other injunctive relief from any court of competent jurisdiction, restraining any further violation thereof by ECC, its officers, agents, servants, employees, and those persons in active concert or participation with them. The right to a restraining order or other injunctive relief shall be supplemental to any other right or remedy EKI may have, including, without limitation, the recovery of additional damages for the breach or default of any of the terms of this Agreement.

     22. RELATIONSHIP OF THE PARTIES. This Agreement shall not create any partnership, joint venture or similar relationship between the parties hereto and no representations to the contrary shall be made by either party.
Neither party shall have any authority to act for or on behalf of or to bind the other party in any fashion, and no representations to the contrary shall be made by either party.

     23. NOTICES. Any notice which is required or permitted to be given to a party to this Agreement shall be deemed to have been given only if such notice is reduced to writing and delivered personally, or by United States mail with postage prepaid and return receipt requested, or by telecopier
(FAX) transmission, confirmed by letter, or by reputable overnight courier (pursuant to instructions requiring next day delivery) to the party in question as set forth below:


          EKI:           E. Khashoggi Industries
                         800 Miramonte Drive
                         Santa Barbara, California  93109-1419
                         Attention:  President
                         Fax: (805) 899-3517

                         with copy to:

                         E. Khashoggi Industries
                         800 Miramonte Drive
                         Santa Barbara, California  93109-1419
                         Attention:  Chief Legal Officer
                         Fax: (805) 899-3517

          ECC:           EarthShell Container Corporation
                         800 Miramonte Drive
                         Santa Barbara, California  93109-1419
                         Attention:  President
                         Fax: (805) 897-2298

Either party may change its address by giving notice of such change in the manner set forth herein. If delivered personally, a notice shall be deemed delivered when actually received at the address specified herein. Any notice given to a party by mail shall be deemed delivered three (3) days following the date upon which it is deposited in the mail, with postage prepaid and return receipt requested. Any notice given to a party by FAX shall be deemed delivered on the date it is actually transmitted to the party in question at the FAX number specified above. Any notice given to a party by overnight courier shall be deemed delivered on the first business day following the date it is placed in the possession of such courier.

     24. ASSIGNMENT. The Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, however, that ECC shall be permitted to assign without the consent of EKI, all, but not less than all, of its rights, duties and obligations under this Agreement in connection with the sale of its entire or substantially its entire business, whether by merger, consolidation, sale of stock, sale of all or substantially all assets or otherwise.

     25. ENTIRE AGREEMENT. This Agreement supersedes any prior understandings or agreements, whether written or oral (including the License Agreement and all addenda and amendments thereto), and any contemporaneous oral agreements, between the parties hereto in regard to the subject matter hereof and contains the entire agreement between the parties in regard to the subject matter hereof. Notwithstanding the foregoing, the parties hereto acknowledge and agree that the certain Agreement for Allocation of Patent Costs, dated July 31, 1993, shall continue in full force and effect, and that all references therein to paragraph 8(a) of the ECC - EKI License Agreement shall be treated as references to paragraph 8 of this Agreement. This Agreement may not be changed or modified orally, but only by an agreement, in writing, signed by both the parties hereto.

     26. SAVINGS CLAUSE. Should any part or provision of this Agreement be rendered or declared invalid by reason of any law or by decree of a court of competent jurisdiction, the invalidation of such part or provision of this Agreement shall not invalidate the remaining parts or provisions hereof, and the remaining parts and provisions of this Agreement shall remain in full force and effect.

     27. WAIVER. Neither the failure or delay on the part of either party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or privilege preclude any other or further exercise thereof or of any other right or privilege.

     28.  GOVERNING LAW.   This Agreement shall be governed by and construed
in accordance with the laws of the State of California, without giving effect to the choice of law rules thereof.

     29.  RESOLUTION OF DISPUTES.

          (a) In the event of a breach of this Agreement, or a dispute as to the meaning of this Agreement, or any of its terms which the parties cannot resolve by themselves amicably, the parties agree to submit such dispute to resolution in the manner hereinafter described. First, the parties shall endeavor to resolve the dispute through the use of an acceptable alternative dispute resolution procedure. If, within 30 days after one party notifies the other in writing of the existence of a dispute which it desires to be resolved under this paragraph, the parties have not agreed upon an acceptable alternative dispute resolution procedure, then the matter shall be resolved by arbitration as set forth below and according to the rules of the American Arbitration Association, except as herein modified by the parties. Unless otherwise agreed to in writing, all alternative dispute resolutions or arbitration hearings will be held in Santa Barbara, California.

          (b) The parties shall cooperate and use their respective best efforts to encourage compliance with the following time periods: (i) within 10 days after the failure to agree to an acceptable alternative dispute resolution procedure, each party will select an arbitrator, and notify the other party of its selection; (ii) within 15 days after such notice, the respective arbitrators will select a third arbitrator as Chairman of the panel; (iii) a hearing by the arbitration panel shall be held within 30 days after the selection of the Chairman; and (iv) a majority decision and resolution shall be reached within 30 days of such hearing. Decisions of the panel must be in writing and will be final and binding on the parties, and judgment may be entered thereon by any court having jurisdiction of the parties.

          (c) Each party shall bear its own costs of presenting its case in an alternative dispute resolution procedure, or arbitration, as the case may be.

          (d) The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of California (as if all aspects of the Agreement were to be performed in California).

     30.  FORCE MAJEURE.

          (a) The failure of either party to perform its obligations under this Agreement (except the obligation to make payments) shall not subject such party to any liability to the other or subject this Agreement to termination if such failure is caused by acts such as, but not limited to, acts of God, earthquake, explosion, flood, drought, war, riot, sabotage, embargo, compliance with any order or regulation of any governmental entity acting with color of right, intervention or delays created by any regulatory authority, or by any other similar cause beyond the reasonable control of the parties. The party so affected shall promptly notify the other party of the event of force majeure, and shall use all reasonable efforts to remove such event as soon as reasonably practicable.

          (b) Notwithstanding the provisions of paragraph 30(a) hereof, should either party be prevented from performing its obligations hereunder for a period of six (6) months as a result of an event of force majeure, then upon the expiration of such six (6) month period, the other party may terminate this Agreement upon thirty (30) days notice to the non-performing party, and both parties shall be relived from all duties and obligations under this Agreement, except as otherwise provided in paragraph 17 hereof.

     31. TIME OF ESSENCE. The parties acknowledge that time is of the essence in regard to every provision of this Agreement.

     32. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     33. TERMINOLOGY. As used in this Agreement, the singular shall include the plural and the plural shall include the singular. Titles of sections and paragraphs in this Agreement are for convenience only, and neither limit nor amplify the provisions of the Agreement, and all references in this Agreement to a section or paragraph shall refer to the corresponding section or paragraph of this Agreement unless specific reference is made to the sections of another document or instrument.

     IN WITNESS WHEREOF, the parties have caused this Patent Assignment and License Agreement to be executed and delivered by their duly authorized representatives upon the date first herein written.

                    EKI:

                         E. KHASHOGGI INDUSTRIES,
                         a California General Partnership

                         By:  E. KHASHOGGI HOLDINGS, L.P.,
                              Managing General Partner of E. Khashoggi
                              Industries

                              By:  E. KHASHOGGI INDUSTRIES, INC.,
                                   General Partner of E. Khashoggi Holdings,
                                   L.P.


                                   By:
                                      -----------------------------------------
                                        ESSAM KHASHOGGI,
                                        President of E. Khashoggi Industries,
                                        Inc.


                    ECC:

                         EARTHSHELL CONTAINER CORPORATION,
                         a Delaware Corporation


                         By:
                            ---------------------------------------------------
                              Richard K. Hulme, President

                                     EXHIBIT "A"

                                   CORE TECHNOLOGY



     A.   ISSUED UNITED STATES LETTERS PATENTS

1. U.S. Letters Patent No. 4,225,247, issued September 30, 1980, and entitled "Mixing and Agitating Device."

2. U.S. Patent No. 4,552,463, issued November 12, 1985, and entitled "Methods and Apparatus for Producing a Colloidal Mixture."

3. U.S. Letters Patent No. 4,944,595, issued July 31, 1990, and entitled "Apparatus for Producing Cement Building Material."

4. U.S. Letters Patent No. 5,061,319, issued October 29, 1991, and entitled "The Process for Producing Cement Building Material."

5. U.S. Letters Patent No. 5,232,496, issued August 3, 1993, and entitled "Process for Producing Improved Building Material and Product Thereof."

6. U.S. Patent No. 5,356,579, issued October 18, 1994, and entitled "Methods of Manufacture and Use for Low Density Hydraulically Bonded Cement Compositions."

7. U.S. Patent No. 5,358,676, issued October 25, 1994, and entitled "Hydraulically Bonded Cement Compositions and Their Methods of Manufacture and Use."


     B.   PENDING UNITED STATES PATENT APPLICATIONS

8. U.S. Patent Application entitled "Food and Beverage Containers Made from Inorganic Aggregates and Polysaccharide, Protein, or Synthetic Organic Binders, and the Methods of Manufacturing Such Containers."

9. U.S. Patent Application entitled "Cementitious Materials for Use in Packaging Containers and their Methods of Manufacture."

10. U.S. Patent Application entitled "Cementitious Materials for Use in Cushioning, Spacing, Partitioning, Portioning or Wrapping Objects and the Methods of Manufacturing Such Materials."

11. U.S. Patent Application entitled "Design Optimized Compositions and Processed for Microstructurally Engineering Cementitious Mixtures."

12. U.S. Patent Application entitled "Highly Insulative Cementitious Matrices and Methods for Their Manufacture."

13. U.S. Patent Application and entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing, and Packaging Food and
     Beverages      and Methods for their Manufacture."

14. U.S. Patent Application entitled "Methods and Systems for Manufacturing Containers and Other Articles of Manufacture from Hydraulically Settable Mixtures."

15. U.S. Patent Application entitled "Articles of Manufacture Molded from Inorganically Filled Compositions."

16. U.S. Patent Application entitled "Methods of Molding Articles from Inorganically Filled Compositions."

17. U.S. Patent Application entitled "Methods for Continuously Placing Filaments within Hydraulically Settable Compositions being Extruded into Articles of Manufacture."

18. U.S. Patent Application entitled "Systems and Apparatus for Continuously Placing Filaments within Hydraulically Settable Compositions being Extruded into Articles of Manufacture."

19. U.S. Patent Application entitled "Coated Hydraulically Settable Containers and Other Articles for Storing, Dispensing, and Packaging Food or Beverages."

20. U.S. Patent Application entitled "Compressed Low Density Hydraulically Bonded Composite Articles."

21. U.S. Patent Application entitled "Compressed Hydraulically Bonded Composite Articles."


     C.   ISSUED FOREIGN PATENTS.

22. Great Britain Patent No. 174,994, issued June 17, 1992, and entitled "Method and Apparatus for Producing a Colloidal Mixture."

23. Canadian Patent No. 1,207,212, issued July 8, 1986, and entitled "Method and Apparatus for Producing a Colloidal Mixture."

24. Japanese Patent No. 1,552,158, issued March 3, 1990, and entitled "Method and Apparatus for Producing a Colloidal Mixture."

25. Australian Patent No. 594,555, issued June 26, 1990, and entitled "Method and Apparatus for Producing a Colloidal Mixture."

26. Canadian Patent No. 1,298,282, issued March 31, 1992, and entitled "Apparatus for Producing Cement Building Material."

27. Canadian Patent No. 1,298,830, issued April 14, 1992, and entitled "Process for Producing Cement Building Material."

28. German Patent No. 3,586,229, issued July 23, 1992, and entitled "Method and Apparatus for Producing a Colloidal Mixture."

29. Canadian Patent No. 1,321,609, issued August 24, 1993, and entitled "Cement Building Material."


     D.   PENDING FOREIGN PATENT APPLICATIONS

30. Canadian Patent Application entitled "Process for Producing Improved Building Material and Product Thereof."

31. European Patent Application entitled "Process for Producing Improved Building Material and Product Thereof."

32. Japanese Patent Application entitled "Process for Producing Improved Building Material and Product Thereof."

33. Canadian Patent Application entitled "Hydraulically Bonded Cement Compositions and Their Methods of Manufacture and Use."

34. European Patent Application entitled "Hydraulically Bonded Cement Compositions and Their Methods of Manufacture and Use."

35. PCT Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

36. Argentine Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

37. Chilean Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

38. Chinese Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

39. Colombian Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

40. Indian Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

41. Mexican Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

42. Peruvian Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

43. Philippine Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

44. South African Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

45. Taiwanese Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

46. Venezuelan Patent Application entitled "Hydraulically Settable Containers and Other Articles for Storing, Dispensing and Packaging Food and Beverages and Methods for their Manufacture."

47. PCT Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

48. Argentine Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

49. Chilean Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

50. Chinese Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

51. Colombian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

52. Egyptian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

53. Indian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

54. Iranian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

55. Israeli Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

56. Mexican Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

57. Peruvian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

58. Philippine Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

59. Saudi Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

60. South African Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

61. Taiwanese Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

62. Venezuelan Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

63. Zimbabwean Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

64. Georgian Patent Application entitled "Sealable, Liquid-Tight, Thin-Walled Containers Composed of Hydraulically Settable Materials and Methods for Manufacturing Such Containers."

65. PCT Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

66. Argentine Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

67. Chilean Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

68. Chinese Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

69. Colombian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

70. Egyptian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

71. Indian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

72. Iranian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

73. Israeli Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

74. Mexican Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

75. Peruvian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

76. Philippine Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

77. Saudi Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

78. South African Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

79. Taiwanese Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

80. Venezuelan Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

81. Zimbabwean Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

82. Georgian Patent Application entitled "Design Optimized Compositions and Processes for Microstructurally Engineering Cementitious Mixtures."

83.  Australian Patent Application entitled "Hydraulically Settable
     Containers."

84.  Brazilian Patent Application entitled "Hydraulically Settable
     Containers."

85.  Canadian Patent Application entitled "Hydraulically Settable Containers."

86.  European Patent Application entitled "Hydraulically Settable Containers."

87.  Japanese Patent Application entitled "Hydraulically Settable Containers."

88.  South Korean Patent Application entitled "Hydraulically Settable
     Containers."

89.  New Zealand Patent Application entitled "Hydraulically Settable
     Containers."

90. Russian Federation Patent Application entitled "Hydraulically Settable Containers."

                                   EXHIBIT "B"

                          MOLDABLE COMPOUND TECHNOLOGY



     A.   ISSUED UNITED STATES LETTERS PATENTS


     B.   PENDING UNITED STATES PATENT APPLICATIONS

1. U.S. Patent Application entitled "Inorganically Filled, Starch-Bound Compositions for Manufacturing Containers and Other Articles Having a Thermodynamically Controlled Cellular Matrix."

2. U.S. Patent Application entitled "Methods and Systems for Manufacturing Containers and Other Articles Having a Thermodynamically Controlled Cellular Matrix From Inorganically Filled, Starch-Bound Compositions."

3. U.S. Patent Application entitled "Compositions and Methods for Manufacturing Fiber-Reinforced, Inorganically Filled, Starch-Bound Articles having a Foamed Cellular Matrix."

4. U.S. Patent Application entitled "Articles having Starch-Bound Cellular Matrix Reinforced with Uniformly Dispersed Fibers."

5. U.S. Patent Application entitled "Methods and Systems for Manufacturing Articles having Starch-Bound Cellular Matrix Reinforced with Uniformly Dispersed Fibers."

6. U.S. Patent Application entitled "Starch-Based Compositions having Uniformly Dispersed Fibers used to Manufacture High Strength Articles having a Fiber-Reinforced, Starch-Bound Cellular Matrix."


     C.   ISSUED FOREIGN PATENTS


     D.   PENDING FOREIGN PATENT APPLICATIONS

7. PCT Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

8. Argentine Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

9. Chilean Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

10. Chinese Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

11. Colombian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

12. Egyptian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

13. Indian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

14. Iranian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

15. Israeli Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

16. Mexican Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

17. Peruvian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

18. Philippine Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

19. Saudi Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

20. South African Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

21. Taiwanese Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

22. Venezuelan Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

23. Zimbabwean Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

24. Georgian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

                                   EXHIBIT "C"

                          ALI-ITE-TM- PAPER TECHNOLOGY


     A.   ISSUED UNITED STATES LETTERS PATENTS


     B.   PENDING UNITED STATES PATENT APPLICATIONS

1. U.S. Patent Application entitled "Methods and Systems for Manufacturing Articles from Sheets of Unhardened Hydraulically Settable Compositions."

2. U.S. Patent Application entitled "Methods and Apparatus for Manufacturing Moldable Hydraulically Settable Sheets Used in Making Containers, Printed Materials, and Other Objects."

3. U.S. Patent Application entitled "Sheets Made from Moldable Hydraulically Settable Materials and Methods for Manufacturing Such Sheets."

4. U.S. Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Hydraulically Settable Sheets."

5. U.S. Patent Application entitled "Articles of Manufacture Fashioned from Hydraulically Settable Sheets."

6.   U.S. Patent Application entitled "Hinges for Hydraulically Settable
     Materials."

7. U.S. Patent Application entitled "Hinges for Inorganically Filled Compositions."

8. U.S. Patent Application entitled "Sheets Having a Highly Inorganically Filled Organic Polymer Matrix."

9. U.S. Patent Application entitled "Methods of Making Sheets Having a Highly Inorganically Filled Organic Polymer Matrix."

10. U.S. Patent Application entitled "Article of Manufacture Fashioned from Sheets Having a Highly Inorganically Filled Organic Polymer Matrix."

11. U.S. Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having a Highly Inorganically Filled Organic Polymer Matrix."


     C.   ISSUED FOREIGN PATENTS

     D.   PENDING FOREIGN PATENT APPLICATIONS

12. PCT Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

13. Argentine Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

14. Chilean Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

15. Chinese Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

16. Colombian Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

17. Indian Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

18. Mexican Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

19. Peruvian Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

20. Philippine Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

21. South African Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

22. Taiwanese Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

23. Venezuelan Patent Application entitled "Methods and Apparatus for Manufacturing Articles of Manufacture from Sheets Having A Highly Inorganically Filled Organic Polymer Matrix."

24. Egyptian Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

25. Iranian Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

26. Israeli Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

27. Saudi Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

28. Zimbabwean Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

29. Georgian Patent Application entitled "Highly Inorganically Filled Compositions, Articles of Manufacture Made of Highly Inorganically Filled Compositions, and Methods for Making Same."

30. PCT Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

31. Argentine Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

32. Chilean Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

33. Chinese Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

34. Colombian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

35. Egyptian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

36. Indian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

37. Iranian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

38. Israeli Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

39. Mexican Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

40. Peruvian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

41. Philippine Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

42. Saudi Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

43. South African Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

44. Taiwanese Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

45. Venezuelan Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

46. Zimbabwean Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

47. Georgian Patent Application entitled "Methods and Systems for Manufacturing Packaging Materials, Containers, and Other Articles of Manufacture from Hydraulically Settable Mixtures and Highly Inorganically Filled Compositions."

                                   EXHIBIT "D"

                                  TRADE SECRETS

     The term "Trade Secrets" as defined in paragraph 1(k) of the appended agreement shall include any technical or business information, any invention, equipment or apparatus, method or process, technology, know-how, trade secret, drawing, data, evaluation, specifications, quality and inspection standards, sales literature, report, business plan, memorandum, market study, customer lists, training materials, computer program or software (including both source and object code), or any other document or thing which is in whole or in part confidential, proprietary, or secret and which is owned or controlled by EKI and which EKI has the right to grant licenses thereon during the term of this Agreement and which relates in whole or in part to any of the following:

1. The compositions, including the variable and preferred parameters for each component, used in the Technology.

2. The processing steps, including the variable and preferred parameters for each step, used in the Technology.

3. The equipment and apparatus used in the manufacture of Food Products and/or ALI-ITE-TM Paper.

4. Quality control, testing, and research and development data, reports, and information, including patent applications in preparation.

5. Customers and suppliers of the components and equipment for the Technology, including any agreements.

                                   EXHIBIT "E"

     The term "Trademarks" as defined in paragraph 19(a) of the appended agreement includes any of the following trademarks, service marks, slogans, and logo marks (including legal equivalent trademarks, service marks, slogans, and log marks), whether rights are acquired through registration in the United States (or any state therein), registration in a foreign country, or actual use, owned by EKI or which EKI has the right to license when utilized in the "Fields of Use";

     1.   ALIITE
     2.   ALI-ITE
     3.   ALI-ITE Logo
     4.   Earth Cup
     5.   Earth to Earth
     6.   Healing the Earth Through Advanced Concrete Technology
     7.   EKI
     8.   EKI logo
     9.   MEC
     10.  Micrete
     11.  Microengineered Cement
     12.  Microengineered Concrete
     13.  Microstructural Engineering Design

                                   EXHIBIT "F"


       ILLUSTRATIVE LIST OF DISPOSABLE, SINGLE USE FOOD SERVICE DISPOSABLES


EXAMPLES OF ITEMS WITHIN THE DEFINITION OF "FOOD SERVICE DISPOSABLES":

Bags                     -  for carry out of food purchased in
                            food service disposable packages,
                            with or without handles

Beverage containers      -  Hot and/or cold beverage
                         -  May or may not be insulating
                         -  With or without handles.  Includes
                            collectables that are disposable/
                            reusable
                         -  Malt mixing collars
                         -  Single service milk-containing cartons (16 oz. or
                            less)

Beverage Container Lids  All types, including
                         -  no spill
                         -  domed
                         -  sippers

Bowls                    All shapes, sizes

Cutlery (including       -  knife, fork, spoon
Sticks/Skewers)          -  large serving utensils
                         -  chopsticks
                         -  hors d'ouvers picks
                         -  popsicle sticks
                         -  corndog sticks
                         -  shish-kabob skewers
                         -  tooth picks
                         -  steak markers

Food Containers          tubs used for:
                         -  popcorn
                         -  deli salads
                         -  takeout anything
                         -  ice cream
                         -  chicken buckets

                         Portion cups (souffle cups)
                         -  sauces
                         -  condiments
                         -  butter
                         -  candies
                         -  side orders
                         -  pills, medications

                         Trays used for:
                         -  french fries
                         -  nachos
                         -  tacos
                         -  burritos
                         -  snacks
                         -  hot dogs
                         -  meal service
                         -  vending
                         -  single or multi-compartments

                         Boxes as used for:
                         -  fry scoops
                         -  popcorn
                         -  chinese takeout
                         -  kid's fun meal
                         -  candy (vending)
                         -  pie wedges
                         -  bulky meals, pies, single compartment
                         -  multi-compartment meals

                         Boats as used for:
                         -  egg rolls
                         -  ice cream sundaes
                         -  hot dogs, chili dogs
                         -  hoagies, sub sandwiches
                         -  chicken fingers
                         -  baked potatoes

                         Cones
                         -  snow cones
                         -  ice cream cone holders
                         -  foods

Food Container Lids      All kinds

Hinged Lid Containers    Clamshells type boxes for specialty or
                         general food portion or meal carryout
                         such as:
                         -  hamburgers
                         -  chicken nuggets
                         -  salads
                         -  single or multi-portion meals
                         -  with or without multiple compartments

Napkins                  All kinds

Plates/Platters          -  All shapes, including round
                         -  oval
                         -  rectangular
                         -  deep
                         -  with or without compartments
                         -  individual portion or serving sized
                         -  cake/pie plates

Plates/Platters Lids     All types including domed, insulating, etc.

Placemats/Table Covers   -  placemats
                         -  tray liners
                         -  doilies
                         -  menus
                         -  table covers

Serving Dishes           -  pitchers
                         -  catering trays
                         -  casserole dishes
                         -  chafing/steam table dishes

Straws/Stirrers          -  drinking straws
                         -  puncture straws
                         -  stirring straws/sticks

Wraps                    Wraps of all kinds, for all kinds of foods:
                         -  burger/hot dog wraps
                         -  pizza sheets
                         -  doggie bags/wraps
                         -  popcorn/snack bags
                         -  french fry sleeves
                         -  sandwich bags

OUTSIDE THE DEFINITION OF "FOOD SERVICE DISPOSABLES":

Baking                   -  pie/cake tins
                         -  muffin/eclair tins
                         -  muffin/eclair cups
                         -  fluted pan liners
                         -  cake circles/squares
                         -  loaf pans
                         -  bundt pans
                         -  casseroles
                         -  cookie/cake sheets
                         -  cake decorating triangles

Single or Multiple       -  cereal boxes/bowls
Portion
Packaged Foods           -  sealed yogurt/desert cups
                         -  sealed soups, stews, chili, pasta
                         -  condiment packs (salt, pepper, catsup,
                            salsa, relish, etc.)
                         -  sealed frozen food containers
                         -  egg cartons
                         -  dairy product containers
                         -  produce containers
                         -  meat & deli trays

Wraps                    -  freezer papers
                         -  bakery papers
                         -  candy bar wrappers

Aeseptic or Sealed
Packaging

Secondary Packaging      -  corrugated containers
                         -  paper bags

Sealed Containers for    -  soft drink cans
Long Term Storage        -  milk cartons
of Liquids               -  sealed juice or drink containers